EXHIBIT 10.3

        SEPARATION AGREEMENT (this "Agreement") dated as of July 11, 2007, between Jones Apparel Group, Inc., a Pennsylvania Corporation (the "Company"), and Peter Boneparth (the "Executive").

        WHEREAS the Executive and the Company entered into an Amended and Restated Employment Agreement dated as of March 11, 2002, which was amended on February 28, 2003 (as amended, the "Employment Agreement");

        WHEREAS the Executive and the Company have agreed that the Executive's service with the Company will terminate on, and such termination will be effective as of, July 12, 2007 (the "Separation Date"); and

        WHEREAS the Executive and the Company wish to enter into this Agreement to set forth the terms and conditions of the Executive's separation;

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as set forth below.

        1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Employment Agreement.

        2. Separation. Except as otherwise provided herein, the Employment Agreement shall remain in full force and effect in accordance with its terms until the Separation Date. Effective as of the Separation Date, the Executive's service as a director, officer and employee of the Company and all its affiliates shall terminate. The Executive and the Company hereby waive all provisions of the Employment Agreement regarding advance notice of termination.

        3. Payments. (a) Accrued Amounts. Pursuant to clause (i) of Section 6(c)(i) of the Employment Agreement, on the Separation Date, the Company shall pay the Executive a lump-sum cash amount equal to the sum of (i) any unpaid salary earned through the Separation Date and (ii) any unpaid reimbursable expenses incurred by the Executive on behalf of the Company for which appropriate documentation was submitted by the Executive no less than two business days prior to the Separation Date. The Executive acknowledges that he has previously received the full amount of all bonuses payable to him by the Company, except the prorated bonus described in Section 3(b).

        (b) Prorated Bonus. Pursuant to clause (ii) of Section 6(c)(i) of the Employment Agreement, on the Separation Date, the Company shall pay the Executive a lump-sum cash amount equal to $1,596,774.19.

        (c) Severance Payments. Pursuant to clause (iii) of Section 6(c)(i) of the Employment Agreement, on the first business day of each month during the period from August 1, 2007 through March 31, 2009, the Company shall pay the Executive a lump-sum cash amount equal to $458,333.33.

        (d) Continuation of Benefits. In satisfaction of the Company's obligation pursuant to clause (iv) of Section 6(c)(i) of the Employment Agreement, (i) during the period from the Separation Date through March 31, 2009, the Executive (and his eligible dependents) shall continue to participate in the Company's medical and dental plans in which the Executive is participating on the date hereof, which participation shall be on the same basis as in effect for other senior executives of the Company from time to time, and (ii) on the Separation Date, the Company shall pay the Executive a lump-sum cash amount equal to $379,801.59. The Executive agrees that the Company shall have no obligation to the Executive in respect of such clause of the Employment Agreement other than the continuation of the benefits referred to in clause (i) of the preceding sentence and the making of the cash payment referred to in clause (ii) of the preceding sentence.

        (e) Outplacement Services. Pursuant to clause (v) of Section 6(c)(i) of the Employment Agreement, the Company shall reimburse the Executive for up to $10,000 of executive outplacement services.

        (f) Equity Awards. Pursuant to Section 6(c)(ii) of the Employment Agreement, on July 16, 2007, (i) all Restricted Shares then held by the Executive shall become fully vested and become immediately free of restrictions and (ii) all Options then held by the Executive shall become fully exercisable and remain exercisable for the same period following the Separation Date as would apply if the Executive's employment had not terminated. The Company and the Executive agree that all such Restricted Shares and Options (including the exercise prices and expiration dates thereof) are set forth on Exhibit A hereto.

        4. No Other Payments; Survival. The Executive acknowledges and agrees that, except as otherwise expressly provided in this Agreement or in the provisions of the Employment Agreement that are incorporated by reference herein, the Executive shall have no right or entitlement from or after the Separation Date to any compensation, bonus, benefits or other amounts in connection with the Executive's service with the Company and its affiliates or the termination of the Executive's services (whether pursuant to the Employment Agreement, any plan, program or policy of the Company or otherwise). The Executive and the Company agree that, from and after the Separation Date, (i) the Executive shall remain subject to the provisions of Sections 8 (Company Property), 9 (Confidential Information) and 10(a), (b), (c) and (d) (Competition; Recruitment; Non-Disparagement) of the Employment Agreement, in each case, in accordance with their terms and (ii) the Company shall remain subject to the provisions of (A) Sections 10(c) (Non-disparagement) and 13 (Indemnification) of the Employment Agreement, in each case, in accordance with their terms, (B) Sections 12(a) (Company's Successors), 14 (Interest on Late Payments) and 16 (Attorneys' Fees) of the Employment Agreement, in each case, in accordance with their terms as applied to this Agreement and (C) Section 3(e) of the Employment Agreement with respect to expenses otherwise reimbursable thereunder that are incurred prior to the Separation Date and not previously reimbursed. Each party hereto shall bear its own legal fees and expenses incurred in connection with the negotiation and execution of this Agreement.

        5. Press Release. At least one day prior to the public announcement of the Executive's separation from the Company, the Executive shall be provided with a copy of a substantially final draft of the press release that the Company intends to issue regarding the Executive's separation. The Executive shall be provided with the opportunity to provide comments on such release to the Company, but the Company shall have no obligation to accept any such comments. The final draft of such press release is attached hereto as Exhibit B. For the avoidance of doubt, this Section 5 and the Company's obligations hereunder shall only apply to the portions of such press release related to the Executive and the Executive's separation and shall not apply to any other portion of such press release.

        6. Mutual Release and Waiver. In consideration of the mutual promises contained in this Agreement, the Company and the Executive agree as set forth below.

        (a) Release by the Company. Subject to the limitations set forth below in Section 6(e), the Company, on behalf of itself and its affiliates, irrevocably releases the Executive, his attorneys, agents, representatives, advisors, executors, administrators and heirs and the successors, predecessors and assigns of each of the foregoing (and those acting on their behalf in any capacity whatsoever) from all claims, counterclaims, actions, complaints, causes of actions, judgments, debts, rights to indemnification, demands or suits, at law or in equity, known or unknown, arising from, relating to or otherwise concerning the Executive's employment with the Company or the termination thereof, which the Company or any of its past and present parents, subsidiaries or affiliates and the successors, predecessors and assigns of each of the foregoing ever had, now have or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including any such claims arising out of, relating to or otherwise concerning the Employment Agreement and including any such claims based on theories of contract or tort. The Company covenants on behalf of itself and its affiliates not to sue the Executive or any other person or entity described above, at law or in equity, in any forum, for any claims, counterclaims, actions, complaints or causes of actions as set forth in this provision.

        (b) Release by the Executive. In consideration of the payments and benefits provided by the Company to the Executive pursuant to this Agreement, and subject to the limitations set forth below in Sections 6(c) and 6(e), the Executive irrevocably releases the Company, its past and present parents, subsidiaries, affiliates, directors, officers, employees, shareholders, attorneys, agents, representatives and advisors and the successors, predecessors and assigns of each of the foregoing (and those acting on their behalf in any capacity whatsoever) (collectively, the "Company Released Parties") from all claims, counterclaims, actions, complaints, causes of actions, judgments, debts, rights to indemnification, demands or suits, at law or in equity, known or unknown, arising from, relating to or otherwise concerning the Executive's employment with the Company or the termination thereof, which the Executive or any of his executors, administrators or heirs and the successors, predecessors and assigns of each of the foregoing ever had, now have or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including any claims arising out of, relating to or otherwise concerning the Employment Agreement. This includes any claims arising out of federal, state or local wage payment, discrimination, sexual harassment, hostile work environment, retaliation, and fair employment practice law, including Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Sections 2000e et seq., the Age Discrimination in Employment Act, as amended, 29 U.S.C. Sections 621 et seq., the Americans with Disabilities Act, as amended, 42 U.S.C. Sections 12101 et seq., the Family and Medical Leave Act of 1993, as amended, 29 U.S.C. Sections 2601 et seq., the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. Sections 201 et seq., the Employment Retirement Income Security Act of 1974, as amended, 29 U.S.C. Sections 1001 et seq., the New York Human Rights Law, as amended, N.Y. Exec. Law Sections 290 et seq., the Administrative Code of the City of New York, Title 8, Civil Rights Sections 8-101 et seq., and any other federal, state or local law or ordinance (whether common law or statutory) dealing with discrimination in employment on the basis of sex, gender, age, race, color, national origin, religion, disability or equal pay requirements, including such claims based on theories of the Executive's mental and physical condition, sexual harassment, hostile work environment, retaliation, contract or tort. The Executive covenants not to sue the Company or any other person or entity described above, at law or in equity, in any forum, for any claims, counterclaims, actions, complaints or causes of actions as set forth in this provision.

        (c) Representations of the Executive. The Executive hereby represents, warrants and covenants that he was represented by an attorney of his own selection regarding the release and waiver contained in Section 6(b) (the "Release"). The Executive acknowledges that he enters into the Release voluntarily and with full knowledge and understanding of the provisions set forth in this Section 6 after consulting with his counsel. The Executive further acknowledges that with the advice of counsel he has decided to waive the need for 21 calendar days from the receipt of this Agreement to consider the Release of federal age discrimination claims. The Executive may revoke the Release of federal age discrimination claims during the seven calendar days following execution of the Agreement (the "Revocation Period") by sending written notice to the Company in accordance with Section 7(a). Such a revocation will extend only to the claims contained in the Release of federal age discrimination claims, but does not include any other representation, covenant, agreement, release or waiver made by the parties hereto. Such revocation is not intended to affect or impair any other rights, responsibilities or obligations arising from or relating to this Agreement, except that, in the event of any such revocation, the Executive shall forfeit and surrender promptly to the Company any amounts payable, or previously paid, under Section 3. The Executive acknowledges that, at the expiration of the Revocation Period, the Release of federal age discrimination claims shall become effective and shall be final, binding and irrevocable.

        (d) Representations of the Company. The Company hereby represents and warrants that (i) the execution, delivery and performance of this Agreement by the Company has been fully and validly authorized by all necessary corporate action, (ii) the officer signing this Agreement on behalf of the Company is duly authorized to do so, (iii) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which the Company is a party or by which it is bound and

(iv) upon execution and delivery of this Agreement by the Executive and the Company, it shall be a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

        (e) No Impairment. Nothing in Section 4 or this Section 6 is intended to release or otherwise affect or impair (i) any rights, responsibilities or obligations arising from, relating to or otherwise concerning this Agreement, including those responsibilities and obligations arising from or relating to the sections of the Employment Agreement incorporated herein by reference, (ii) any rights the Executive may have to benefits or entitlements under the Company's 401(k) plan or the Company's deferred compensation plans or arrangements in which the Executive participates or (iii) the Executive's eligibility for indemnification and advancement of expenses in accordance with the certificate of incorporation and by-laws of the Company or any applicable insurance policy.

        7. Miscellaneous. (a) Notices. Any notice or communication to the Company or to the Executive under this Agreement shall be in writing and shall be considered given on the third business day following mailing by certified mail, return receipt requested, to the Company at 1411 Broadway, New York, New York 10019, Attention: General Counsel, or to the Executive at the Executive's address on file with the Company (or at such other address as either party may specify by written notice to the other party).

        (b) Assignment. This Agreement shall not be assignable by the Executive. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Upon the Executive's death, all amounts to which the Executive is entitled hereunder, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate.

        (c) Arbitration. Except as otherwise provided herein, all controversies, claims or disputes arising out of or related to this Agreement shall be settled under the rules of the American Arbitration Association then in effect in the State of New York, as the sole and exclusive remedy of either party, and judgment upon such award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

        (d) Injunctions. Given that a breach of the provisions of this Agreement or the provisions of the Employment Agreement that are incorporated herein by reference would injure the Company irreparably, the Company may, in addition to its other remedies, obtain an injunction or other comparable relief restraining any violation of such provisions, and no bond, security or other undertaking shall be required of the Company in connection therewith.

        (e) Severability. The provisions of this Agreement and the provisions of the Employment Agreement that are incorporated herein are separable, and if any such provision is invalid or unenforceable, the remaining such provisions shall continue in full force and effect.

        (f) Entire Agreement. This Agreement, including the provisions of the Employment Agreement that are incorporated herein, constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes the Employment Agreement and all other existing agreements between the Company and the Executive (except to the extent provided in Sections 3(f) and 6(e) above), and cannot be amended, unless such amendment is in writing an signed by both parties to this Agreement.

        (g) Tax Withholding. All amounts payable to the Executive hereunder shall be subject to any required deductions or withholdings from, and the Executive shall be responsible for, any applicable federal, state, local or other taxes (including any taxes under Section 409A of the Code).

        (h) Section 409A. For purposes of Section 409A of the Code, (i) the Executive's rights to receive the payments referred to in Section 3 of this Agreement shall be treated as a right to a series of separate payments under Treas. Reg. Sec. 1.409A-2(b)(2)(iii) and (ii) the Executive's termination of employment with the Company shall be treated as an "involuntary separation from service" within the meaning of Treas. Reg. Sec. 1.409A-1(n).

        (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than its choice of laws rules), where it has been entered into and where it is to be performed. The parties hereto consent to the exclusive jurisdiction of any federal or state court in the State of New York to resolve any dispute arising under this Agreement or otherwise.

        (j) Headings. The headings in this Agreement are solely for convenience of reference and shall not affect its interpretation.

        (k) No Waiver. The failure of either party to insist on strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. For any waiver of a provision of this Agreement to be effective, it must be in writing and signed by the party against whom the waiver is claimed.

        IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.

JONES APPAREL GROUP, INC., by /s/ Ira M. Dansky Name: Ira M. Dansky Title: Executive Vice President General Counsel & Secretary PETER BONEPARTH, /s/ Peter Boneparth

Exhibit A: Outstanding options and restricted shares

Options
Grant Date	Number of Shares Subject to Outstanding Options	Expiration Date	Exercise Price
6/19/2001 6/19/2001 6/19/2001 12/03/2001 3/11/2002 3/11/2002	28,200 292,626 7,374 125,000 1,497,264 2,736	12/29/2010 6/19/2011 6/19/2011 12/3/2011 3/11/2012 3/11/2012	$19.67 $40.68 $40.68 $31.26 $36.54 $36.54

Restricted Shares
Grant Date	Number of Outstanding Restricted Shares
1/3/05 3/6/06 3/27/07	100,000 25,000 74,000

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